Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

I, Brian Wong, M.D. Ph.D., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:

1.

the Annual Report of RAPT Therapeutics, Inc. on Form 10‑K for the year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in such Form 10‑K fairly presents, in all material respects, the financial condition and results of operations of RAPT Therapeutics, Inc.

Date: March 10, 2022	By:	/s/ Brian Wong, M.D. Ph.D.
Brian Wong, M.D. Ph.D. President, Chief Executive Officer and Director (Principal Executive Officer)